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                                                                 Exhibit 99.10


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that GS CAPITAL PARTNERS III GERMANY CIVIL LAW PARTNERSHIP (the "Company") does hereby make, constitute and appoint each of Hans L. Reich and Roger S. Begelman, acting individually, its true and lawful attorney, to execute and deliver in its name and on its behalf whether the Company is acting individually or as representative of others, any and all filings required to be made by the Company under the Securities Exchange Act of 1934, as amended, giving and granting unto each said attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as the Company might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

     THIS POWER OF ATTORNEY shall remain in full force and effect until either revoked in writing by the undersigned or until such time as the person or persons to whom power of attorney has been hereby granted cease(s) to be an employee of The Goldman Sachs Group, Inc. or one of its affiliates.

     IN WITNESS WHEREOF, the undersigned has duly subscribed these presents as of October 7, 1999.


GS CAPITAL PARTNERS III GERMANY CIVIL LAW PARTNERSHIP

By: Goldman, Sachs & Co. oHG
By: Goldman, Sachs & Co. Finanz GmbH


By: /s/ Andreas Kornlein
---------------------------------
Name:  Andreas Kornlein
Title: Executive Director


By: /s/ Sabine Mock
---------------------------------
Name:  Sabine Mock
Title: Executive Director

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